Exhibit 77(q)(1)


                                    EXHIBITS

(a)(1) Form of Articles Supplementary to the Registrant's Articles of Incorporation is incorporated by reference to Post-Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(a)(2) Form of Articles of Amendment to the Registrant's Articles of Incorporation is incorporated by reference to Post-Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.

(b) Disclosure relating to the Fund's new investment policies complying with Rule 35d-1 is incorporated by reference to Post-Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A as filed on February 27, 2002.